EXHIBIT 99.1

Onto Innovation Reports

2023 Fourth Quarter and Full Year Results

Fourth quarter revenue of $219 million exceeded high end of guidance range

Wilmington, Mass., February 8, 2024 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the fourth quarter and full year 2023.

2023 Fourth Quarter Financial Highlights

•
Quarterly revenue of $219 million, exceeding high end of guidance to support stronger than anticipated orders for the Dragonfly® inspection system.
•
Quarterly GAAP operating income of $28 million and GAAP net income of $30 million.
•
Quarterly non-GAAP operating income of $56 million and non-GAAP net income of $52 million.
•
GAAP diluted earnings per share of $0.61 and non-GAAP diluted earnings per share of $1.06.
•
Record quarterly cash from operations of $62 million, or 28% of revenue.

2023 Full Year Financial Highlights

•
Revenue from specialty and advanced packaging markets grew 14% over 2022.
•
Cash generated from operations of $172 million improved by 26% over 2022.
•
Full year GAAP diluted earnings per share of $2.46.
•
Full year non-GAAP diluted earnings per share of $3.73.

Fourth Quarter and Full Year Business Highlights

•
Set a new record of $503 million full year revenue from specialty and advanced packaging markets.
•
JetStep® X500 system order received from the first glass substrate customer, while other customers are in production with advanced integrated circuit substrate (AICS) material and qualifying next generation products with reduced dimensions for both fan-out and heterogeneous packages.
•
Introduced new Firefly® G3 inspection system aimed at manufacturers supplying panel substrates to top five customers for high performance compute products that require decreasing line widths and spaces critical for yield improvement.

Michael Plisinski, chief executive officer of Onto Innovation, commented, “Onto Innovation finished the year strongly, as we supported a surge in demand for Dragonfly systems as well as delivered several metrology systems for potential new applications in the AI packaging space. This underscores our strategy to support the entire value chain with a synergistic portfolio of process control solutions.”

Plisinski continued, “In addition to packaging, revenue for our portfolio of solutions for power semiconductor customers expanded by 40% as compared to the prior year. Though our advanced nodes business saw decline matching reduced spending from our customers, we expanded our value to customers by qualifying and delivering several films and integrated metrology systems for our advanced nodes customers. As spending returns and we continue to focus on being a stronger supplier to our customers, we are optimistic that we will see additional growth. As we look ahead to 2024, we will continue to focus our resources and strengths on customer products and applications that are rapidly growing to help them develop and ramp some of the most complex manufacturing processes in the world.”

Onto Innovation Inc.
Key Quarterly Financial Data

(In thousands, except per share amounts)

US GAAP
	December 30, 2023	September 30, 2023	December 31, 2022
Revenue	$218,856	$207,185	$253,270
Gross profit margin	49%	52%	54%
Operating income	$28,230	$34,006	$61,212
Net income	$30,309	$35,886	$66,214
Net income per diluted share	$0.61	$0.73	$1.34

US NON-GAAP
	December 30, 2023	September 30, 2023	December 31, 2022
Revenue	$218,856	$207,185	$253,270
Gross profit margin	52%	52%	54%
Operating income	$56,391	$49,592	$76,082
Net income	$52,443	$47,613	$77,544
Net income per diluted share	$1.06	$0.96	$1.57

Outlook

For the first quarter ending March 30, 2024, the Company is providing the following guidance:

•
Revenue is expected to be in the range of $215 to $230 million.
•
GAAP diluted earnings per share is expected to be in the range of $0.74 to $0.94.
•
Non-GAAP diluted earnings per share is expected to be in the range of $1.00 to $1.20.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, February 8, 2024, to discuss its fourth quarter and full year 2023 financial results and other matters in greater detail. To participate in the call, please dial (888) 256-1007 or International: +1 (929) 477-0448 and reference conference ID 7036289 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin, which exclude amortization of acquisition-related intangible assets, certain merger or acquisition-related expenses and benefits, significant litigation charges or benefits and legal costs, and restructuring charges. Non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin can also exclude certain other gains and losses that are isolated or cannot be expected to occur again with any predictability or otherwise are not representative of our ongoing operations, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of acquisition-related intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of acquisition-related intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include, but are not limited to, statements regarding Onto Innovation’s business momentum and future growth; technology development, product introduction and acceptance of our products and services; Onto Innovation’s manufacturing practices and ability to deliver both products and services consistent with customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s future quarterly and annual financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes or conflicts on the Company's global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies, such as the COVID-19 pandemic, on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 31, 2022, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; elemental layer composition; overlay metrology; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. With headquarters and manufacturing in the U.S., Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	December 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$697,811	$547,784
Accounts receivable, net	226,556	241,395
Inventories	327,773	324,282
Prepaid and other assets	31,127	21,411
Total current assets	1,283,267	1,134,872
Net property, plant and equipment	103,611	91,980
Goodwill and intangibles, net	483,186	538,008
Other assets	39,648	30,003
Total assets	$1,909,712	$1,794,863

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$91,931	$103,362
Other current liabilities	55,795	57,196
Total current liabilities	147,726	160,558
Other non-current liabilities	25,451	37,879
Total liabilities	173,177	198,437
Stockholders’ equity	1,736,535	1,596,426
Total liabilities and stockholders’ equity	$1,909,712	$1,794,863

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2023	2022	2023	2022
Revenue	$218,856	$253,270	$815,868	$1,005,183
Cost of revenue	110,890	116,048	395,614	465,962
Gross profit	107,966	137,222	420,254	539,221
Operating expenses:
Research and development	24,021	27,825	104,442	111,953
Sales and marketing	15,349	16,374	61,765	65,688
General and administrative	27,017	17,988	83,147	69,582
Amortization	13,349	13,823	54,822	55,284
Total operating expenses	79,736	76,010	304,176	302,507
Operating income	28,230	61,212	116,078	236,714
Interest income, net	6,456	2,457	20,356	5,011
Other income (expense), net	(860)	1,884	(3,852)	(141)
Income before income taxes	33,826	65,553	132,582	241,584
Provision (benefit) for income taxes	3,517	(661)	11,423	18,250
Net income	$30,309	$66,214	$121,159	$223,334
Earnings per share:
Basic	$0.62	$1.35	$2.47	$4.52
Diluted	$0.61	$1.34	$2.46	$4.49
Weighted average shares outstanding:
Basic	49,151	49,092	48,971	49,424
Diluted	49,562	49,401	49,318	49,764

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue	$218,856	$253,270	$815,868	$1,005,183
Gross profit	$112,751	$137,317	$427,439	$539,300
Gross margin as percentage of revenue	52%	54%	52%	54%
Operating expenses	$56,360	$61,235	$231,996	$237,606
Operating income	$56,391	$76,082	$195,443	$301,694
Operating margin as a percentage of revenue	26%	30%	24%	30%
Net income	$52,443	$77,544	$183,857	$274,667
Net income per diluted share	$1.06	$1.57	$3.73	$5.52

RECONCILIATION OF GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
U.S. GAAP gross profit	$107,966	$137,222	$420,254	$539,221
Pre-tax non-GAAP items:
Merger and acquisition related expenses	37	95	158	79
Restructuring expenses	4,748	—	7,027	—
Non-GAAP gross profit	112,751	137,317	427,439	539,300
U.S. GAAP gross margin as a percentage of revenue	49%	54%	52%	54%
Non-GAAP gross margin as a percentage of revenue	52%	54%	52%	54%
U.S. GAAP operating expenses	$79,736	$76,010	$304,176	$302,507
Pre-tax non-GAAP items:
Merger and acquisition related expenses	214	347	2,449	5,682
Restructuring expenses	346	—	3,572	—
Litigation expenses	9,467	605	11,337	3,935
Amortization of intangibles	13,349	13,823	54,822	55,284
Non-GAAP operating expenses	56,360	61,235	231,996	237,606
Non-GAAP operating income	$56,391	$76,082	$195,443	$301,694
GAAP operating margin as a percentage of revenue	13%	24%	14%	24%
Non-GAAP operating margin as a percentage of revenue	26%	30%	24%	30%

ONTO INNOVATION INC.

RECONCILIATION OF GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
U.S. GAAP net income	$30,309	$66,214	$121,159	$223,334
Pre-tax non-GAAP items:
Merger and acquisition related expenses	251	442	2,607	5,761
Restructuring expenses	5,094	—	10,599	—
Litigation expenses	9,467	605	11,337	3,935
Amortization of intangibles	13,349	13,823	54,822	55,284
Net tax provision adjustments	(6,027)	(3,540)	(16,667)	(13,647)
Non-GAAP net income	$52,443	$77,544	$183,857	$274,667
Non-GAAP net income per diluted share	$1.06	$1.57	$3.73	$5.52

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FIRST QUARTER 2024

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.74	$0.94
Estimated non-GAAP items:
Amortization of intangibles	0.28	0.28
Merger and acquisition related expenses	0.01	0.01
Litigation expenses	0.01	0.01
Restructuring expenses	0.02	0.02
Net tax provision adjustments	(0.06)	(0.06)
Estimated non-GAAP net income per diluted share	$1.00	$1.20

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